UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2007 (July 3, 2007)
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of Company as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Avenue, Suite 1100
Santa Monica, CA 90401
(Address of principal executive offices, including zip code)

Company's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Risk factors, cautionary statements and other conditions which could cause the Company's actual results to differ from management's current expectations are contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into Material Definitive Agreement.

On July 3, 2007, Innofone.com, Incorporated (the “Company”) entered into a settlement agreement (“Settlement Agreement”) with Cogent Capital Financial, LLC (“CCF”), Cogent Capital Investments, LLC (“CCI”), Cogent Capital Group, LLC, Gregory L. Kofford, and Mark W. Holden (collectively, the “Cogent Parties”), to resolve all claims asserted and all claims that could be asserted by the Company or the Cogent Parties in certain litigation in the United States District Court for the Southern District of New York (“Court”) captioned Cogent Capital Financial LLC and Cogent Capital Investments LLC v. Innofone.com, Incorporated, No. 07 Civ. 2701, and a related case captioned Innofone.com, Incorporated v. Cogent Capital Financial, LLC, Cogent Capital Investments, LLC, Cogent Capital Group, LLC, Gregory L. Kofford, Mark W. Holden and Investors Bank & Trust Company, No. 07 Civ. 3966 (collectively, the “Litigation”).

The Litigation was focused on the Company’s claims to rescind a $50 million equity swap financing transaction between the Company and the Cogent Parties dated as of June 2, 2006 (the “Swap Transaction”) and related agreements and amendments (the “Swap Transaction Documents”). The Swap Transaction and Swap Transaction Documents were disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2006. The Company’s claims against the Cogent Parties were disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2007.

Under the terms of the Settlement Agreement, the parties resolved all claims asserted and all claims that could be asserted by the Company or the Cogent Parties in the Litigation. In consideration, the Company agreed to issue to CCF 650,000 restricted shares of the Company’s common stock (“Settlement Shares”). Upon receipt of releases executed by both the Company and the Cogent Parties (collectively, the “Releases”) and CCF’s receipt of the Settlement Shares, the Swap Transaction Documents are terminated. Also upon receipt of the Releases, the Cogent Parties are to instruct Investors Bank & Trust Company (“IBT”) to return to the Company 1,850,000 shares of the Company’s common stock purchased by CCI pursuant to that certain Securities Purchase Agreement dated June 2, 2006 (“Purchase Agreement” and included as a part of the Swap Transaction Documents); 4,815,000 shares of the Company’s Series A convertible preferred stock purchased by CCI pursuant to the Purchase Agreement; 5,000,000 shares of the Company’s common stock received by CCF as a fee pursuant to the Purchase Agreement; and the warrant to purchase an additional 5,000,000 shares of Innofone’s common stock received by CCF as a fee pursuant to the Purchase Agreement. Further upon receipt of the Releases, the Company shall release and relinquish all rights with respect to the $50,000,000 in U.S. Treasury notes pledged pursuant to the Swap Transaction Documents.

On July 6, 2007, the Company and the Cogent Parties filed with the Court a stipulation of discontinuance of the Litigation with prejudice. The Litigation as against IBT, which is not a party to the Settlement Agreement, was dismissed without prejudice.

Item 8.01  Other Events.

Effective June 6, 2007, Gerard N. Casale resigned his position as Vice President of Business Affairs of the Company. Mr. Casale will remain as outside counsel for the Company. Mr. Casale’s resignation is an unrelated event to the above-referenced Settlement Agreement. During Mr. Casale’s term as Vice President of Business Affairs, he was not an executive officer or control person but made a significant contribution to our business. As such, we considered Mr. Casale to be a “significant employee” as defined in Item 401(b) of Regulation S-B.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exh. No.	Description

10.1
Settlement Agreement between Innofone.com, Incorporated, Cogent Capital Financial LLC, Cogent Capital Investments LLC, Cogent Capital Group LLC, Gregory L. Kofford, and Mark W. Holden, dated July 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 9, 2007
INNOFONE.COM, INCORPORATED

	By:	/s/ Alex Lightman
Alex Lightman Chief Executive Officer and President